Celanese Blackstone Acetate Tow Joint Venture Comments
Surabhi Varshney, Celanese Corporation, Vice President, Investor Relations
Welcome to the Celanese Corporation recording to discuss the agreement to form an Acetate tow joint venture with Blackstone. The date of this recording is June 18, 2017. Please note that no portion of this presentation may be rebroadcast or reproduced in any form without the prior written consent of Celanese.
My name is Surabhi Varshney, Vice President of Investor Relations. Today you will be hearing from Mark Rohr, Chairman and Chief Executive Officer, who will review the proposed joint venture, broader Celanese strategy and capital allocation priorities.
The Acetate tow joint venture press release was distributed via business wire this evening and posted on our website, www.celanese.com, in the Investor Relations section along with the slides. As a reminder, some of the matters discussed today and included in our presentations may include forward-looking statements concerning, for example, Celanese Corporation's future objectives and results. Please note the cautionary language contained in the slides. Also, some of the matters discussed and presented include references to non-GAAP financial measures. Explanations of these measures, comparable GAAP measures and reconciliations to the comparable GAAP measures are included on our website in the Investor Relations section under Financial Information. The press release, presentation, prepared comments, and non-GAAP information documents are being furnished to the SEC in a Current Report on Form 8-K.
I'd like to turn it over to Mark now.

Mark Rohr, Celanese Corporation, Chairman and Chief Executive Officer
Thanks, Surabhi, and welcome to everyone listening in today. I am very pleased to announce that we just executed an agreement with Blackstone to form a new global company to service the acetate tow markets. We are bringing together two robust and complementary acetate tow businesses, the Celanese Cellulose Derivatives business and Blackstone’s recently acquired Rhodia Acetow, to form a “European Based” company positioned to better serve and support global customers and other stakeholders. Before diving into the transaction details, I’ll comment on the significance of this transaction for Celanese and then wrap up with a discussion on the uses of cash and the actions we are taking to further accelerate our growth.
In the last five years, Celanese has re-defined itself and how it creates value. In 2012, we set a new direction by establishing a core structure focused on value-delivery; we created growth driven business models; and we built a corporate culture with the agility to focus and succeed where others have not. Through that process our corporate mindset has pivoted from one relying on underlying market performance for growth to one now focused on creating growth based on pro-active targeting, our ability to engineer customer solutions and a willingness to focus all resources within our control on opportunities before us. This restructure has resulted in a unique enterprise with an enviable product portfolio, with leadership positions and technical superiority across segments. Couple these advantages with differentiated business models designed to maximize profitability across all market conditions and you can create growth beyond that expected by the industry.
Today the company is positioned to provide robust cash flow and strong financial results with predictability and modest volatility. Since 2012 adjusted earnings per share CAGR has grown at roughly 13% and over the same time frame we’ve seen free cash flow CAGR growth of roughly 26%. We have maintained our demands for a high return as reflected in our 18% adjusted return on invested capital versus a peer average of 11%. Total shareholder return has been one of the highest in the industry over that time frame at about 120% since 2012 while shareholders have also received a cumulative cash return of approximately $2 billion from dividends and share repurchases.

As you know we have accomplished this while also systematically addressing investor concerns and overcoming cumulative headwinds that stack up to nearly half a billion dollars since 2012. Celanese has overcome tangible headwinds like the Euro decline, the expiration of a key methanol supply contract, a decline in Ibn Sina earnings from MTBE, and a recent decline in the tow market. This specific transaction, while financially beneficial to investors, I believe also addresses investor anxiety over the future of our acetate tow business and will help shift attention to growth opportunities before us. We have delivered and continue to deliver tremendous value creation for our shareholders and with this new opportunity we believe we will further accelerate performance trends helping investors realize a share value consistent with the full potential of our growth portfolio.
Turning now to the acetate tow business. Our management of this business has delivered high levels of cash and earnings for Celanese over the last five years. Globally there is approximately 800,000 tons of tow capacity in place to serve customers around the world with China playing a critical role in the industry. Our customers highly value the reliability and security of supply as well as superior product quality and fiber technology provided by Celanese. However, the industry has recently experienced uncertainties and a fundamental change in demand patterns in China. The world of tow can be thought of in two parts - the first is the captive supply within China, and the second is the merchant market in the rest of the world which includes China imports. At its peak, China imported about 120,000 tons of tow but that amount sharply declined to approximately one-fifth of that in 2016 as Chinese capacity expansions came on stream. As a result the global asset utilization rates serving the merchant market dropped from near 100 percent to 80 percent.
This joint venture combines two complementary portfolios creating a global supplier with the technology needed to drive efficiencies and provide reliable and cost efficient supply for this industry. Celanese will have 70 percent financial ownership of the JV while Blackstone will have the other 30 percent. The new company will create a global leader in acetate tow focused on growth, innovation, and product differentiation. Revenue for the JV will be $1.3 billion with adjusted EBITDA margins of about 40%, both 2017 pro forma estimates. The JV will be governed by a Board of Directors consisting of three directors appointed by Celanese and two by Blackstone. Celanese will contribute three wholly-owned production sites and its equity interest in three existing JVs in China while Blackstone will contribute five wholly-owned production sites. The resulting footprint will establish a truly global supply base with enhanced capability to efficiently and reliably support customers worldwide. Headquartered in Amsterdam, this joint venture will also have strong technical service teams in Europe and the US to support all customers. The JV will be better positioned to invest in support of transforming consumer trends such as smokeless tobacco and super slim cigarettes as well as new uses of cellulose acetate that are emerging in importance. Combining our technical expertise and industry knowledge boosts the business case for continued investments in research and assets in a very competitive industry with declining secular demand.
The venture established will leverage strong cash flows made possible by the combination of these complementary assets and technology to deliver synergies from optimization of supply chain networks and procurement scale.
The tow JV will take on $2.2 billion in debt, $1.8 billion of which is non-recourse to the parents. This debt level is supported by strong underlying cash flow and is sustainable for a stand-alone company. Of the $2.2 billion $0.6 billion will be used by Blackstone to pay down existing debt contributed to the JV and a $1.6 billion initial dividend will be distributed to Celanese. The synergies noted previously and combined operating results will be more than sufficient to cover the interest cost of the debt taken on in the formation of the JV and as such we expect this venture to be adjusted EPS neutral for Celanese from the start and then be approximately 50 to 75 cents accretive in year three after close. Keep in mind, this transaction will need regulatory approval in key jurisdictions and those approvals will determine the closing date.
The structure of the joint venture combined with the dividend payout de-risks and improves the future value proposition for our tow business while simultaneously monetizing and re-allocating the capital. It also establishes various options for a potential exit from the business in a few years as synergies are realized. Let me now switch to sharing with you the clear set of opportunities we see at Celanese and how we plan on deploying this capital to activate these growth options.

Looking first at the Acetyl Chain. This business is a technology leverage play and is also uniquely positioned with the only truly global integrated value chain. The Acetyl commercial model leverages optionality and operational flexibility to maximize profits. The team’s agility in simultaneously managing decisions on product, production location, selling location, trade-flow channels, and many other instantaneous value characteristics is fundamental to the success of the model. While the molecules themselves may be fungible, the chain’s go-to-market strategy has elevated segment income margin from high single digits to a 12-16 percent range, far above peers. And looking forward, we believe multiple layers of growth are available for the chain. Market leadership positions and a cost advantaged global footprint will allow the chain to capture an outsized share of underlying GDP growth. Beyond GDP, there are opportunities to grow through innovation in downstream derivatives supporting the coatings industry and to further extend the chain. There are also partnership and M&A options that could build on the success of the chain. Considering all I have mentioned, we expect the chain business to continue to grow and generate robust cash flow through this decade.
Turning next to engineered materials. The business has transformed into a solutions and project-based enterprise with demonstrated growth and powerful financial results. Segment income for engineered materials, which excludes affiliates, increased 113 percent since 2014 and margins have expanded over 1300 basis points. Underlying this success is one of the broadest polymer platforms and effective customer engagement processes which enable us to find an abundance of projects and quickly screen those for winners while revealing market trends to facilitate additional success. Today the organization has learned to manage the complexity of juggling nearly 5000 opportunities and we are on track to commercialize nearly 2,000 of those this calendar year. These improvements are driving high single digit volume growth and high margins - far above the underlying industry growth trends and ahead of comparable peers.
This dramatic transformation has created a long runway for profitable growth in engineered materials. Once the model was proven to work organically, the next step was to translate this success to businesses gained through bolt-on acquisitions. The recently completed SO.F.TER. and Nilit acquisitions allow us to apply the model to additional polymer platforms, markets, and new customers. The tool set for engineered materials is expansive and the ability to accelerate growth is totally within our control by extending our capabilities and capacities. Simultaneously the Celanese teams are developing strong M&A and integration capabilities. These steps serve as a foundation to leverage the dramatic growth in cash flow we are experiencing to create a step-change in valuation.
If you look back at our 2016 cash flow projections, we forecasted $2.5 billion of free cash flow generated in the three year period including 2018. We are well on track to meet or exceed this number. We are now working on business plans beyond 2018 to 2020 and we expect to generate three year free cash flows above this historical rate. Taken together Celanese expects free cash flow of $4.6 billion over this five year period before we add the $1.6 billion contribution from this transaction. That amounts to more than $6.2 billion in cash and we have specific priorities for its use. We are committed to maintaining our investment grade rating and will spend approximately $800 million of the transaction proceeds to do so. We expect to return a similar amount to shareholders shortly after close through share buy backs in addition to the commitment of a 50 percent increase in cash dividend. Altogether, over the next three years, after share repurchases, dividends, and debt payments, we expect at least $2 billion of cash to be available to fund opportunities that generate the absolute highest returns like investing in our growth businesses. Through this process, we have no intention of letting the cash sit idle on our balance sheet for any meaningful period of time.
Stepping back, the idea is to reinforce the perpetual cycle of earnings and cash generation that will take Celanese to the next level of growth. We clearly see the opportunities ahead of us and we have aligned our resources so we can take advantage of them to maximize outsized value creation for shareholders. Essentially we are de-risking and creating cash flow expansion for the acetate tow business, monetizing part of those future cash flows early and are re-allocating the unlocked cash to drive aggressive growth.
Thank you for listening in today, and I look forward to your questions Monday morning on the conference call.

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